SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              Vanguard Index Trust
             (Exact name of registrant as specified in its charter)


                State of  Delaware                          See below
                ------------------                          ---------
      (State of incorporation or organization)            (IRS Employer
                                                          Identification No.)


       c/o Vanguard Index Trust
              P.O. Box 2600                                  19482
             Valley Forge, PA                               (Zip Code)
       -------------------------------
       (Address of principal executive
       offices)

     Securities to be registered pursuant to Section 12(b) of the Act: See below

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

          Securities Act registration statement file number to which this form relates: 2-565846

          Securities to be registered pursuant to Section 12(g) of the Act: None


          Title of each class to be registered:       Exchange:

          Total Stock Market VIPERS                   American Stock Exchange








Item 1.  Description of Registrant's Securities to be Registered

     Reference is made to the Registrant's Post-Effective Amendment Nos. 52 and 61 and Post-Effective Amendment Nos. 54 and 63 to the Registration Statement on Form N-1A (Securities Act file number 2-56846 and Investment Company Act file number 811-02652, respectively (collectively, the "Registration Statement")), which is incorporated herein by reference.

Item 2.  Exhibits

1. Registrant's Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a) to the Registration Statement.

2. Registrant's Amended and Restated By-Laws, incorporated herein by reference to Exhibit (b) to the Registration Statement.

3. Form of Global Certificate for the Registrant's Securities being registered hereunder attached hereto as Exhibit 3.

Exhibit 3. Form of Global Certificate
NUMBER
[001]
CAPITAL STOCK





             Vanguard Index Participation Equity Receipts ("Vipers")

                          Total Stock Market Index Fund
                                 A SERIES of the
                              VANGUARD INDEX FUNDS
                           (A Delaware Business Trust)



     THIS CERTIFIES that CEDE & CO. is the holder of the current outstanding number of Viper Shares issued by the Total Stock Market Index Fund (the "Fund") shown from time to time on the records of the Vanguard Index Funds, a Delaware business trust (the "Trust"), as represented by this certificate of the Trust, transferable only on the books and records of the Trust by the holder hereof in person or by duly authorized attorney-in-fact upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the transfer agent of the Trust.

     The registered holder of this Certificate is entitled to all the rights, interest and privileges of a holder of Viper Shares as provided by the Declaration of Trust, the by-laws of the Trust, and the Vanguard Funds Multiple Class Plan as from time to time amended, which are incorporated by reference herein.

     This Certificate is executed on behalf of the Trust and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of the Trust individually, but are binding only upon the assets and property of the Fund.

     IN WITNESS WHEREOF, the said Trust has caused this Certificate to be signed by its duly authorized officer.

Countersigned:
                                                    Dated:___________

THE CHASE MANHATTAN BANK,                           VANGUARD INDEX FUNDS
     (the Transfer Agent)                               (the Trust)


By:                                                   By:
   --------------------                                  -----------------------
   Authorized Signature                                  Chief Executive Officer


Unless this Certificate is presented by an authorized representative of The Depository Trust Company, 55 Water Street, New York, New York (a New York corporation) ("DTC") to the issuer or its transfer agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co., or in such other name as registered by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                                   SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                        VANGUARD INDEX TRUST
Date: May 23, 2001                      By:____________(signature) _____________

                                                (HEIDI STAM) JOHN J. BRENNAN*
                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

SIGNATURE                                TITLE                      DATE
---------                                -----                      ----

By:/S/JOHN J. BRENNAN
---------------------
(Heidi Stam)                             President, Chairman,
John J. Brennan*                         Chief Executive
                                         Officer, and               May 23, 2001
                                         Trustee

BY:/S/CHARLES D. ELLIS
----------------------
(Heidi Stam)
Charles D. Ellis*                        Trustee                    May 23, 2001

BY:/S/JOANN HEFFERNAN HEISEN
----------------------------
(Heid Stam)
JoAnn Heffernan Heisen*
                                         Trustee                    May 23, 2001

By:/S/BRUCE K.MACLAURY
----------------------
(Heidi Stam)
Bruce K. MacLaury*                       Trustee                    May 23, 2001

By:/S/BURTON G. MALKIEL
-----------------------
(Heidi Stam)
Burton G. Malkiel*                       Trustee                    May 23, 2001

By:/S/ ALFRED M. RANKIN, JR.
----------------------------
(Heidi Stam)
Alfred M. Mankin, Jr.*                   Trustee                    May 23, 2001

By:/S/ JAMES O. WELCH, JR.
--------------------------
(Heidi Stam)
James O. Welch, Jr. *                    Trustee                    May 23, 2001

By:/S/ J. LAWRENCE WILSON
-------------------------
(Heidi Stam)
J. Lawrence Wilson *                     Trustee                    May 23, 2001

By:/S/ THOMAS J. HIGGINS                 Treasurer, Principal
------------------------                 Financial Officer,
Thomas J. Higgins*                       and Principal              May 23, 2001
                                         Accounting Officer





*By Power of Attorney. See File Number 33-4424, filed on January 25, 1999. Incorporated by Reference.